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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  JULY 19, 2001

                              PRIMIX SOLUTIONS INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                            000-20789          04-324968
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(State or other jurisdiction        (Commission        (IRS Employer
of incorporation)                   File Number)       Identification No.)

311 ARSENAL STREET, WATERTOWN, MASSACHUSETTS                         02472
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code  (617) 923-6500
                                                    --------------


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ITEM 5. OTHER EVENTS.

         We were informed by Nasdaq in a letter dated July 19, 2001 that, unless we meet the requirements for continued listing under the Nasdaq Rule within ninety (90) days of the date of such letter, or October 17, 2001, our common stock may be delisted from the Nasdaq National Market for failure to maintain a minimum bid price of $1.00 per share over the prior 30 consecutive trading days as required by NASD Rule 4450(a)(5). If the minimum bid price for our common stock is at least $1.00 per share for at least ten consecutive trading days at any time before October 17, 2001, Nasdaq will determine if we complied with the Nasdaq Rule. However, if we are unable to demonstrate our compliance with the Nasdaq Rule by October 17, 2001, Nasdaq indicated that it will provide us with written notification that our securities will be delisted. At such time, we will have the opportunity to appeal Nasdaq's decision to a Nasdaq listing qualification panel. No assurance can be given that our common stock will satisfy the requirements of the Nasdaq Rule to maintain its listing on the Nasdaq National Market.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRIMIX SOLUTIONS INC.

                                          By:  /s/ DAVID W. CHAPMAN
                                               -------------------------------
                                               Name:  David W. Chapman
Date:  August 8, 2001                          Title: Chief Financial Officer